016570I 003590I127CIRESTRICTEDII4I057-423

COMMON SHARES

PAR VALUE $0.01

Certificate Number

ZQ 000000

TangerOutlets

COMMON SHARES

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND JERSEY CITY, NJ

Shares

600620****

600620**

****600620****

*****600620***

******600620**

TANGER FACTORY OUTLET CENTERS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP 875465 10 6

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

*** SIX HUNDRED THOUSAND
SIX HUNDRED AND TWENTY***

FULLY PAID AND NON-ASSESSABLE $0.01 PAR VALUE COMMON SHARES OF

Tanger Factory Outlet Centers, Inc. transferable only on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Stanley K. Tanger

Chief Executive Officer

Secretary

TANGER FACTORY OUTLET CENTERS, INC. CORPORATE SEAL NORTH CAROLINA 1993

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________

AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

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TangerOutlets

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

TANGER FACTORY OUTLET CENTERS, INC.

The corporation is authorized to issue three classes of capital stock which are designated as Common Shares, Excess Shares, and Preferred Shares. The Board of Directors is authorized to determine the preferences, limitations and relative rights of the Preferred Shares before the issuance of any Preferred Shares. The corporation will furnish, without charge, to any shareholder making a written request therefor, a copy of the corporation's articles of incorporation and a written statement of the designations, relative rights, preferences and limitations applicable to each such class of stock. Requests for such written statement may be directed to Tanger Factory Outlet Centers, Inc., 3200 Northline Avenue, Suite 360, Greensboro, N.C. 27408.

The Common Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No Person may Beneficially Own Common Shares in excess of 4% (or such greater percentage as may be determined by the Board of Directors of the corporation) of the outstanding Common Equity Shares of the corporation (unless such Person is an Existing Holder) and no Person may Constructively Own Common Shares in excess of 9.8% of the outstanding Common Equity Shares of the corporation, with certain exceptions set forth in the corporation's articles of incorporation. Any Person who attempts to Beneficially Own or Constructively Own Common Shares in excess of the above limitations must immediately notify the corporation. All capitalized terms in this legend have the meanings defined in the corporation's articles of incorporation. Transfers in violation of the restrictions described above may be void *ab initio*.

In addition, upon the occurrence of certain events, if the restrictions on ownership are violated, the Common Shares represented hereby may be automatically exchanged for Excess Shares which will be held in trust by the corporation. The corporation has an option to acquire Excess Shares under certain circumstances. The corporation will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the Excess Shares. Requests for such statement may be directed to Tanger Factory Outlet Centers, Inc., 3200 Northline Avenue, Suite 360, Greensboro, N.C. 27408.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT-	.... (Cust) Custodian .... (Minor) under Uniform Gifts to Minors Act .... (State)
TEN ENT	- as tenants by the entireties		
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	.... (Cust) Custodian (until age...) .... (Minor) under Uniform Transfers to Minors Act.......... (State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated: ______________________ 20______

Signature: ______________________

Signature: ______________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

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